THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Exhibit 10.7

Execution Copy

MASTER CLINICAL TRIAL AGREEMENT

This Master Clinical Trial Agreement (this “Agreement”) is entered into as of December 1, 2016 (the “Effective Date”), by and between Immatics US, Inc. (“Sponsor”), having a principal place of business at 2130 Holcombe, Suite 11.3000, Houston, Texas 77030 and The University of Texas MD Anderson Cancer Center (“Study Site”), an agency of the State of Texas and a member institution of The University of Texas System (“System”), located at 1515 Holcombe Blvd., Houston, Texas 77030. Sponsor and the Study Site are sometimes referred to herein individually as a “Party” and collectively as “Parties.”

PREAMBLE:

WHEREAS, Sponsor is a immunotherapy company researching and developing new investigational drugs that include, but are not limited to, cell therapies called ACTolog™, ACTengine™, and ACTallo™;

WHEREAS, Sponsor seeks to and will act as the sponsor for clinical trials performed at the Study Site

(individually, a “Study” or, collectively, the “Studies”);

WHEREAS, Sponsor and Study Site are parties to an agreement entitled Collaboration and License Agreement, dated August 14, 2015, under which Sponsor and Study Site are conducting certain related research and clinical development activities (hereafter referred to as the “Collaboration Agreement”);

WHEREAS, the investigator for each Study will be an employee of the Study Site (the “Investigator”) and will act as a principal investigator for the Study;

NOW THEREFORE, it is agreed as follows:

1.	Subject and Scope of Agreement

1.1

The Agreement will govern the performance of Studies by Study Site and one or more Investigator(s) on the basis of Study specific documents (“Work Orders”) as agreed upon by the Parties. This Agreement will apply to all Studies performed by Study Site and the Investigator(s) responsible for the performance of such Studies as set forth in Work Orders during the term of this Agreement. Each Work Order shall have a unique number to set it apart from all others and shall be substantially in the form as illustrated in Exhibit A. The Work Order will detail the specifics of the Study to be performed under such Work Order including, without limitation: (a) the protocol to be followed for the Study (“Study Protocol”); (b) the name of the Investigator; and (c) the agreed upon budget for the performance of the Study (“Study Budget”). Each such Work Order will be attached to this Agreement and will be incorporated herein by reference.

1.2

In the event of any conflict of terms of this Agreement and the terms of a Work Order, the terms of this Agreement will govern, unless the Work Order specifically and expressly supersedes this Agreement with respect to a specific term, and then only with respect to the particular Work Order and specific term.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Execution Copy

2.	Responsibilities of Study Site

2.1

The Study Site shall conduct each Study in compliance with the Study Protocol, as amended, the Investigator’s Brochure, and all other applicable laws, regulations, and generally accepted recommendations and guidelines, including without limitation the ICH-GCP Guidelines, the Declaration of Helsinki as applicable. The Study Site shall reasonably comply with all instructions concerning the Study made by Sponsor and/or any CRO engaged by Sponsor to be in charge of the Study or Studies (“CRO”).

2.2

The Study Site shall ensure the required experience, capability and resources, sufficient personnel and equipment, as necessary to perform each Study efficiently and expeditiously in a professional and competent manner, and in adherence to the Protocol. It shall carry out all acts required to perform each Study at the Study Site and shall at all times devote the necessary personnel and equipment to perform the Studies.

3.	Responsibilities of Investigator

3.1

The Study Site delegates to the Investigator the task of day-to-day conduct and ensuring the supervision of each Study at the Study Site. The Investigator may be assisted in the performance of his obligations by adequate and qualified collaborators and supporting staff from the Study Site (“Study Team”).

3.2

The Investigator shall conduct the Study in compliance with the Study Protocol, as amended, the Investigator’s Brochure, and all other applicable laws, regulations, and generally accepted recommendations and guidelines, including without limitation the ICH-GCP Guidelines, the Declaration of Helsinki as applicable. The Investigator shall reasonably comply with all instructions concerning the Study made by Sponsor and/or the CRO.

4.	Conduct of Studies at the Study Site

4.1

The Work Order and Study Protocol for each Study conducted pursuant to this Agreement, its appendices and all future amendments, shall form a part of this Agreement. The Study Protocol and the Investigator’s Brochure may not be amended without the prior written consent of Sponsor and, if required, a subsequent review and approval by the Institutional Review Board (“IRB”) for conduct of the Study, or by the Study Site’s IRB as applicable.

4.2

The Study Site shall only start Study subject recruitment once (a) approval of a Study by the responsible IRB and competent health authorities has been received, (b) the Study initiation visit has been carried out by Sponsor or the CRO, and (c) the Study start was expressly approved by Sponsor. The Study Site shall carefully inform each patient intended to be enrolled in the Study by Study Site about the aim, benefit and risks of the Study. Only after all of the patient’s questions have been answered and the patient has given written informed consent on the form for patient information and informed consent (as approved by the Study Site’s IRB and competent health authorities) may the patient be enrolled in the Study.

4.3

Sponsor or the CRO shall make all required notifications to the competent health authorities (and local health authorities if applicable). If required, the Study Site shall obtain further approvals requested locally for the conduct of each Study from its own IRB and other academic or administrative committees as applicable.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Execution Copy

4.4

The Study Site and Investigator shall allow Sponsor and CRO employees, auditors and competent health authority representatives during regular business hours to monitor the execution of each Study at the Study Site and to inspect Study performance at Study Site’s facilities and review and copy all data, records and work products arising from conduct of the applicable Study. The Study Site and the Investigator shall provide Sponsor and CRO employees with adequate space for work and shall allow access to all Study documents, taking into account all relevant data protection laws, and, to the extent permitted by law and by Study Site’s and Study Site’s IRB policies, to make copies of the documents in physical or electronic format and forward them to Sponsor or the CRO. In order to protect the confidentiality of patient data, Sponsor employees and the CRO and auditors shall undertake appropriate measures to keep any such information confidential. During the visit, adequate time for a conversation with the Investigator and other members of the Study Team (if required) to resolve any Study related questions shall be provided by the Study Site. The Study Site and the Investigator shall allow Sponsor’s and CRO’s employees sufficient time for routine monitoring of activities being performed as part of the Study. These routine monitoring visits will be performed periodically over the course of the Study (e.g., every month after the first patient visit).

4.5

The Study Site and the Investigator shall reasonably and timely document, file and store all Study data and documents in compliance with requirements of applicable laws and regulations. The following shall also apply:

4.5.1	The Study Site shall obtain from each Study subject a signed informed consent form, as approved by the Sponsor or the CRO and Study Site’s IRB;

4.5.2	The Study Site shall prepare and maintain complete, accurate records (in electronic or hardcopy form) for the Study, in accordance with the Study Protocol;

4.5.3

The Study Site shall prepare, review for accuracy and completeness, and provide to Sponsor or the CRO of all original case report forms (“CRFs”, in electronic or hardcopy form) for each Study subject as provided in the Study Protocol; data shall be entered into the Study subjects’ CRF within a reasonable time after each Study visit (i.e., within 5 business days) by authorized Study Site staff members. Upon request by Sponsor or the CRO regarding questions about or the need to clarify data reported by the Study Site on a patient’s CRF, Study Site agrees to promptly respond to the questions or inquiry and, as appropriate, provide clarification or other notes on the Study subject’s CRF within 5 working days.

4.5.4

The Study Site shall deliver all paper Study CRFs (if and as applicable) to Sponsor or the CRO, as applicable, within 30 calendar days after the last Study visit of the last Study subject and after Study source data verification by the monitor, or – without limiting the foregoing – the date on which Sponsor or the CRO reasonably request delivery;

4.5.5

Members of the Study Team assigned to the Study, including a deputy investigator as applicable, shall be authorized by the Investigator, and adequate training and information will be provided to such deputy investigator for such purpose; and

4.5.6

The Study Site shall archive all Study documentation for 15 years after Study completion (the “Archival Period”) at the Study Site. This includes a Study subject identification code list, Study subject records including source data, IRB/ethics committee approvals, copies of the Study case report forms, Study subject informed consent forms and the Investigator site file. Sponsor shall be notified in writing reasonably in advance by the

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Execution Copy

Study Site of any planned relocation or any other endangerment of the Study documentation within the 10 year retention period. At any time prior to the expiration of the Archival Period, the Sponsor shall provide notice to the Study Site if it wishes to receive all such Study documentation for archival at a secure location. Sponsor agrees that upon conclusion of its archival of the Study documentation, it will properly destroy all such documentation.

4.6

The Study Site and the Investigator shall promptly reply to any questions raised by Sponsor or the CRO relating to the Study. The Study Site and Investigator shall promptly notify Sponsor or the CRO of any significant changes that occur during the Study, in particular, changes to the Study Team.

4.7

Without limiting any other provision of this Agreement, each Investigator for a Study will meet with the Study Site monitor for such Study in accordance with the Study monitoring schedule and at the Study close-out visit in order to discuss findings, complete paperwork and provide any necessary signatures.

4.8

If the Study Site or the Investigator receives notice that the Study Site and/or a Study shall be subject of an investigation or inspection related to the Study by any regulatory authority, to the extent permitted by law Study Site and/or Investigator shall notify Sponsor or the CRO immediately. If such Party does not receive prior notice of said investigation or inspection, to the extent permitted by law the Study Site or the Investigator shall inform Sponsor or the CRO as soon as possible after receiving knowledge of said investigation or inspection.

5.	Reporting of Serious Adverse Events

If a Serious Adverse Event (“SAE”) occurs during any Study, it shall be reported without undue delay (i.e., within 1 business day after Study Site becomes aware of such SAE) to the designated pharmacovigilance unit at the CRO or at Sponsor or at any other third party designated by Sponsor and identified to Study Site. The Study Site shall answer any possible questions relevant to such SAE to its best knowledge.

6.	Investigational Drug Product

Sponsor, or a third party designated by Sponsor, shall provide the Study Site and the Investigator free of charge with a sufficient amount of Investigational Drug Product (“IDP”) for the treatment of Study subjects at Study Site, to cover the planned administration of the IDP according to the Study Protocol. The IDP provided hereunder shall exclusively be used for purposes of the applicable Study.

The Study Site and the Investigator shall ensure that the IDP shall be stored, prepared and administered adequately in accordance with the Study Protocol, the Investigator’s Brochure, ICH-GCP guidelines and any applicable laws. Any partially used and/or unused IDP shall be returned to Sponsor or a third party designated by Sponsor or, if local laws and regulations permit, at the request of Sponsor shall be destroyed at the Study Site. The Study Site shall diligently account for and appropriately document any of such activities (storage, preparation, administration, return/destruction) and shall allow Sponsor the inspection of such documentation.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Execution Copy

7.	Responsibilities of Sponsor

Sponsor and CRO shall conduct monitoring visits in accordance with the Study Protocol, ICH-GCP Guidelines and applicable laws. Sponsor shall provide the Study Site with all IDP required for the conduct of this Study free of charge. Fees charged by the Study Site’s IRB shall be covered by Sponsor. Sponsor shall enter into an insurance policy that provides coverage for all potential damages or injuries to Study subjects arising from participation in the Study and shall provided Study Site with written evidence of such insurance.

8.	Liability / Indemnification

8.1

Sponsor shall indemnify the Study Site and Investigator, System, and their Regents, employees, officers, and agents from compensation requests from patients, their legal representatives or legal successors following health damages, death or financial losses in as far as such were caused by the IDP and Study related procedures; save where such compensation requests arise as a consequence of Study Site and/or Investigator willful acts or omission and/or negligence.

8.2

To the extent authorized by the constitution and laws of the State of Texas, the Study Site shall indemnify Sponsor from compensation requests from patients, their legal representatives or legal successors following Study related health damages, death or financial losses in as far as they are a consequence of Study Site’s and/or Investigator’s willful acts or omission and/or negligence in conduct of the Study.

9.	Ownership and Publication of Data

Sponsor shall be the sole and exclusive owner of all data generated over the course of each Study conducted at the Study Site (the “Data”). The Study Site and Investigator shall have the right to use Data for internal research, academic, and patient care purposes prior to publication or public disclosure, and for any purpose after such publication or public disclosure. Study Site (and/or Investigator if authorized by Study Site) will have the right to publish Data, either in writing or orally (both being a “Publication”), provided that Study Site, will provide Sponsor with notice of any such proposed Publication at least thirty (30) days prior to date of or submission for Publication. Within such thirty (30) day period, Sponsor will review such proposed Publication for any Confidential Information of Sponsor and provide written notice to Study Site or Investigator, as applicable, if Sponsor believes that such Publication contains such Confidential Information. If Sponsor fails to provide written notice within such thirty (30) day period, such proposed Publication shall be deemed to not contain any Confidential Information. Study Site and/or Investigator will remove Confidential Information of Sponsor that has been so identified.

10.	Confidentiality

Subject to Section 9, the Study Site and the Investigator shall treat as confidential all information received from Sponsor or the CRO in connection with the Study or information developed in the course of the Study (the “Confidential Information”) and shall not disclose any of this to any third party unless such information: (a) is published or otherwise publicly available at the time of disclosure to Study Site or Investigator; (b) otherwise becomes publicly available by a third party; (c) is independently developed by Study Site or Investigator without use of Sponsor Confidential Information; (d) is required to be disclosed pursuant to applicable law or regulation. The Study Site shall impose such confidentiality obligations on its employees to whom the Study has been entrusted as well as on third parties which were engaged by Study Site in order to fulfill Study Site’s obligations under this Agreement. The obligations of confidentiality of this Section 10 shall remain in effect for a period of 5 years after expiration or termination

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Execution Copy

of this Agreement except as to the Investigator’s Brochure for a Study, and the Study Protocol, with respect to which the obligations of confidentiality of this Section 10 shall remain in effect for a period of 10 years after expiration or termination of this Agreement, provided that such obligations of confidentiality shall not apply to the extent that any information contained therein does not otherwise fall within the definition of Confidential Information or is subject to any exception under this Section 10.

11.	Debarment

The Study Site represents and certifies that neither the Investigator nor the Study Site have been, or are currently, an individual, corporation, partnership, association or entity that has been debarred by the applicable regulatory authorities. The Study Site further represents and certifies that it has no knowledge of any circumstances which may affect the accuracy of the foregoing representations and certifications, including, but not limited to, regulatory investigations of, or debarment proceedings against, the Study Site or any other person or entity performing services or rendering assistance relating to any Study. The Study Site and the Investigator shall immediately notify Sponsor or the CRO if they become aware of any such circumstances at any time.

12.	Payment / Remuneration

Sponsor shall compensate Study Site for the work performed under each Study pursuant to the terms set forth in Article 4 of the Collaboration Agreement (Research Support) and the approved Work Order. To the extent that the “discounted” pricing set forth in Exhibit C of the Collaboration Agreement is different from the pricing agreed to by the Parties in an approved Work Order, the Work Order pricing will control. Each Work Order shall further specify the schedule for any payments and the amounts applicable to the Study. The Investigator shall not personally receive any remuneration by Sponsor under this Agreement.

13.	Termination

13.1	This Agreement comes into effect as of the Effective Date and shall terminate as of termination or conclusion of the last Study.

13.2	Sponsor has the right to terminate a Study by declaration of Sponsor at any time for medical and/or administrative reasons. Any termination under this Agreement has to be in writing.

13.3

The Study Site may terminate its Study participation at any time in writing in a Study, in case it reasonably believes that Study subjects are in any way at an unacceptable risk. Sponsor shall promptly be notified in writing of such fact.

14.	Contact person

Sponsor and Study Site shall each appoint and, if necessary, re-appoint a contact person. The person initially appointed by Sponsor is [***] and the person initially appointed by the Study Site is [***]

15.	Miscellaneous

15.1	Any modifications or amendments and additions to this Agreement shall be made in writing to be valid.

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i)

NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE

COMPANY IF PUBLICLY DISCLOSED

Execution Copy

15.2	Any disputes or claims arising under this Agreement will be governed by the laws of the State of Texas and the venue will be the state and/or federal judicial courts in Harris County, Texas.

15.3	The parties are independent contractors and this Agreement does not create a joint venture, partnership, employment, agency or any other similar relationship.

15.4

If one or more of the provisions of this Agreement are or become legally invalid this shall not affect the validity of the remaining provisions. The invalid provision shall be replaced as soon as possible by another provision which reflects as closely as possible the sense and purpose of the invalid provision. The same shall apply in the event of a gap in this Agreement or should a provision of this Agreement be or become ambiguous.

15.5

All provisions of this Agreement that by their nature and in order to be effective, have to survive, its termination, including but not limited to Sections 4, 5, 7, 8, 9 and 10, shall survive such termination.

15.6

Study Site is an agency of the State of Texas and is subject to the constitution and laws of the State of Texas. Nothing in this Agreement shall constitute or be construed as a waiver of the sovereign immunity of the State of Texas or a waiver, restriction, or limitation of any right of the State of Texas.

[signatures follow on next page]

In witness whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

The University of Texas MD Anderson Cancer Center		Immatics US, Inc.

Date:	12/8/16	Date:	12/12/2016

/s/ Wesley Harrott		/s/ Harpreet Singh
Name: Wesley Harrott			Name: Harpreet Singh
Function: Associate Vice President Research Administration			Function: President & CEO

Exhibit A

EXAMPLE WORK ORDER No. __

This Work Order (“Work Order”), effective as of the ___ day of ___ 20__ (“Effective Date”), is entered into by and between The University of Texas MD Anderson Cancer Center, with a place of business located at 1515 Holcombe Blvd., Houston, TX 77030, USA (“Study Site”), a member institution of The University of Texas System (“System”) and Immatics US, Inc., having a principal place of business at 2130 Holcombe, Suite 11.3000, Houston, Texas (“Sponsor”) (Study Site and Sponsor each a “Party” and collectively the “Parties”). This Work Order is a part of, and is subject to, the terms and conditions of the Master Clinical

Trial Agreement entered into between Study Site and Sponsor dated October ___ 2016 (the “Agreement”).

1.	The Parties enter into this Work Order in connection with the Study entitled: ___________________, to be conducted pursuant to Protocol No. __________, as attached hereto and incorporated herein.

2.	__________ is the Investigator (as defined in the Agreement) for the Study which will be conducted at Study Site.

3.	The Investigational Drug Product (“IDP”) for the above referenced Study is _____.

4.	The Study Budget is ___________ ($______.___) and shall be payable in accordance with the terms set forth in the Collaboration Agreement, unless expressly modified herein.

5.	Specific superseding terms: _____________.

In witness whereof, the Parties hereto have caused this Work Order to be executed by their duly authorized representatives to be effective as of the Effective Date.

The University of Texas MD Anderson Cancer Center	Immatics US, Inc.

Date:	Date:

Name:	Name:
Function:	Function:

READ AND UNDERSTOOD:

I confirm that I have received a copy of the Agreement under which this Work Order is issued, and that I have read and understand the Agreement and this Work Order. I further agree to ensure that any subinvestigators and research staff and all collaborating physicians who are assisting in the conduct of the Study are informed of their obligations under the Agreement and this Work Order.

Principal Investigator

Date: _____________________________________________

__________________________________________________

Name